Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203204

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 8, 2015)

200,000 Units consisting of Common Stock and Warrants

We are offering for sale units pursuant to this prospectus having an aggregate offering price of $2,000,000, with each Unit consisting of eight shares of our common stock and a warrant to purchase four shares of common stock at an exercise price of $1.50 per share. The purchase price for each unit is $10.00. The shares of common stock and the warrants included in the units will be issued separately but can only be purchased together in the units in this offering.

Our common stock is quoted on the OTCQX under the symbol "CDXC." The last reported sale price of our common stock on November 3, 2015 was $1.53 per share.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be approximately $1,980,000. We estimate the total expenses of this offering will be approximately $20,000.

We expect to deliver the securities sold in this offering on or about November 9, 2015 against payment in immediately available funds.

The date of this prospectus supplement is November 4, 2015.

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About This Prospectus Supplement

                    This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-203204) that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell up to $40 million in the aggregate of any combination of common stock, warrants, or units, or any combination of the foregoing securities.

                     This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our securities under the shelf registration statement. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 8, 2015, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

                    You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                    Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "ChromaDex," "the Company," "our company," "we," "us," "our" or similar references mean collectively ChromaDex Corporationand its subsidiaries.

                    This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Prospectus Supplement Summary

                    This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading "Risk Factors" in this prospectus supplement on page S-5 and in the accompanying prospectus on page 3, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

ChromaDex Corporation

The business of ChromaDex Corporation is conducted by its principal subsidiaries, ChromaDex, Inc. (‘ChromaDex, Inc.”), Chromadex Analytics, Inc. (“Chromadex Analytics”) and Spherix Consulting, Inc. (“Spherix”).  ChromaDex Corporation and its subsidiaries (collectively referred to herein as “ChromaDex” or the “Company” or, in the first person as “we” “us” and “our”) is a natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as “phytochemicals”), chemistry and analytical testing services, and product regulatory and safety consulting.  The Company provides science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic and pharmaceutical industries.  The ChromaDex ingredient technologies unit includes products backed with scientific research and intellectual property.  Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G®, a natural black rice containing cyanidin-3-glucoside; PURENERGY®, a caffeine-pTeroPure co-crystal; and NIAGEN®, its recently launched branded nicotinamide riboside, a next-generation B vitamin.

Through Chromadex Analytics, we perform chemistry-based analytical services located at our laboratory in Boulder, Colorado, providing quality control or quality assurance activities within the dietary supplement industry.  Through Spherix, we provide scientific and regulatory consulting to the clients in the food, supplement and pharmaceutical industries to manage potential health and regulatory risks.  For the fiscal years ended January 3, 2015 and December 28, 2013, our revenues were approximately $15,313,000 and $10,161,000, respectively.

We are a leading provider of research and quality-control products and services to the natural products industry. Customers worldwide in the dietary supplement, food and beverage, cosmetic and pharmaceutical industries use our products, which are small quantities of highly-characterized, research-grade, plant-based materials, to ensure the quality of their raw materials and finished products.  Customers also use our analytical chemistry services to support their quality assurance activities, primarily to ensure the identity, potency and safety of their consumer products. We have conducted this core business since 1999.

We believe there is a growing need at both the manufacturing and government regulatory levels for reference standards, analytical methods and other quality assurance methods to ensure that products that contain plants, plant extracts and naturally occurring compounds distributed to consumers are safe. We further believe that this need is driven by the perception at the consumer level regarding a lack of adequate quality controls related to certain functional food or dietary supplement based products, as well as increased effort on the part of the Food and Drug Administration (“FDA”) to assure Good Manufacturing Practices (“GMP”).

Our core standards and contract service businesses provide us with the opportunity to become aware of the results from research and screening activities performed on thousands of potential natural product candidates through our relationships with various universities and research institutions. By selecting the most promising ingredients leveraged from this market-based screening model, which is grounded by primary research performed through leading universities and institutions, followed by selective investments in further research and development, new natural products-related intellectual property can be identified and brought to various markets with a much lower investment cost and an increased chance of success. The first of these proprietary compounds, pterostilbene, is marketed and sold under our brand name, pTeroPure®. Pterostilbene is a polyphenol and a powerful antioxidant that we believe shows promise in a range of health related issues. We have in-licensed patents and patents pending related to the use of pterostilbene for a number of these benefits, and have filed additional patents related to supplementary benefits, such as a patent jointly filed with University of California at Irvine related to its effects on non-melanoma skin cancer. We have successfully conducted a clinical trial, together with the University of Mississippi, related to its blood pressure lowering effects and expect to conduct additional clinical trials on this compound and anticipate entering the dietary supplement market and, if clinical results are favorable, the pharmaceutical market. We believe that we have opportunities in the skin care market and will continue to investigate developing these opportunities internally or through third party partners.

Another one of our proprietary compounds is nicotinamide riboside (“NR”), for which our brand name is NIAGEN®.  NR is found naturally in trace amounts in milk and other foods and is the “no-flush” version of the B vitamin known as niacin.  The potential beneficial effects of NR in humans include increased anti-aging properties, fatty acid oxidation, mitochondrial activity, resistance to negative consequences of high-fat diets, protection against oxidative stress, prevention of peripheral neuropathy and blocking muscle degeneration.  Published research has shown that NR is a potent precursor to NAD+ in the mitochondria of animals.  NAD+ is an important cellular co-factor for improvement of mitochondrial performance and energy metabolism.  The Company has built a significant patent portfolio pertaining to NR by separately acquiring patent rights from Cornell University, Dartmouth College and Washington University.  We have successfully completed the first human clinical trial using NR and the results demonstrated that a single dose of NR resulted in statistically significant increases in the co-enzyme nicotinamide adenine dinucleotide (NAD+) in health human volunteers.  In addition, NR was also found to be safe based on there being no adverse events observed throughout the clinical trial.  We are currently analyzing the molecular data obtained from the clinical trial relating to NAD+ metabolome.  We anticipate conducting additional clinical trials on NR and other compounds in our pipeline to provide differentiation as we market these ingredients and support various health-related claims or obtain additional regulatory clearances.

Through Spherix, we provide our clients in the food, supplement and pharmaceutical industries with scientific solutions to manage their potential health and regulatory risks.  Our science-based solutions are for both new and existing products that may be subject to product liability and/or exposed to changing scientific standards or public perceptions, literature evaluations and design and assessment of pre-clinical and clinical safety testing.  We specialize in regulatory submissions for food and dietary supplement ingredients.  For our clients involved in drug development within the pharmaceutical industry, we provide similar services as well as risk-based strategies, including intellectual property data and compliance gap identification, due diligence assessments and investigational new drug writing.  Spherix has complemented and expanded our leadership in reference standards and business services by providing a more comprehensive suite of science-based and regulatory services.  Through Spherix, we have more efficiently advanced products in the dietary supplement, food and beverage, animal health, cosmetic and pharmaceutical markets.

Corporate Information

ChromaDex, Inc. was originally formed as a California corporation on February 19, 2000.  On April 23, 2003, ChromaDex Inc. acquired the research and development group of a competing natural product company called Napro Biotherapeutics located in Boulder, Colorado. The assets acquired in this transaction were placed in a newly-formed, wholly-owned subsidiary of ChromaDex named Chromadex Analytics, Inc., a Nevada corporation.  On December 3, 2012, ChromaDex Inc. acquired a scientific and regulatory consulting company called Spherix Consulting Inc. located in the greater Washington D.C. area and Spherix Consulting Inc. became a wholly-owned subsidiary of ChromaDex, Inc.  Our corporate headquarters are located at 10005 Muirlands Blvd, Suite G, Irvine, CA 92618 and our telephone number is (949) 419-0288.

The Offering

          The following summary contains basic information about this offering and the offered securities. It does not contain all the information that is important to you. For a more complete understanding of our shares of common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock” and our certificate of incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission, or SEC, and are available upon request.

Securities offered by us
200,000 units having an aggregate offering price of $2,000,000, with each unit consisting of eight shares of common stock and a warrant to purchase four shares of common stock at an exercise price of $1.50 per share.  The shares of common stock and warrants comprising the units are immediately separable and will be issued separately, but will be purchased together in this offering. The warrants are immediately exercisable, and will expire on the third anniversary of the date of issuance.  We are also registering the shares of common stock issuable upon exercise of the warrants.  See “Description of Securities” on page S-9.

Offering price	$10.00 per unit
Common stock outstanding before this offering	107,514,247 shares of common stock outstanding, as of November 3, 2015
Common stock to be outstanding after this offering	109,114,247 shares of common stock
Use of proceeds	We intend to use the net proceeds from the offering and the exercise, if any, of the warrants, for general corporate purposes. See "Use of Proceeds" on page S-7.
Risk factors	Investing in our securities involves significant risks. See "Risk Factors" on page S-5.
OTCQX symbol	CDXC

        The number of shares of our common stock to be outstanding immediately after this offering is based on 107,514,247 shares outstanding, as of November 3, 2015, and does not include, as of that date:

•	15,697,841 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $1.15 per share;

•	469,020 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.07 per share; and

•	2,892,955 shares of our common stock reserved for future issuances under our incentive compensation plans.

Risk Factors

          An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" beginning on page 3 of the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

 Risks Related to This Offering

Our management will have broad discretion as to the use of the net proceeds from this offering, and, if applicable, from exercise of warrants offered in this offering, and may not use the proceeds effectively.

         Our management will have broad discretion in the application of the net proceeds from this offering and, if applicable, from the exercise of warrants offered in this offering, and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock, see "Use of Proceeds" in this prospectus supplement for more information. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

          Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.20 per share in the net tangible book value of the common stock. See "Dilution" in this prospectus supplement for a more detailed discussion of the dilution which you will incur if you purchase common stock in this offering.

Our stockholders may experience significant dilution as a result of future equity offerings or issuances and exercise of outstanding options and warrants.

          In order to raise additional capital or pursue strategic transactions, we may in the future offer, issue or sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other transaction at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell or issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when the purchasers may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We have never declared any cash dividends and do not expect to declare any in the near future.

          We have never paid cash dividends on our common stock. It is currently anticipated that we will retain earnings, if any, for use in the development of our business and we do not anticipate paying any cash dividends in the foreseeable future.

The market price of our common stock may be volatile, and the value of your investment could decline significantly.

          The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including actual or anticipated variations in our operating results, announcements of developments by us or our competitors, the completion and/or results of our clinical trials, regulatory actions regarding our products, announcements by us of significant acquisitions, strategic partnerships or joint ventures, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of common stock will not fall in the future.

There is no public market for the warrants to purchase common stock in this offering.

          There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

          Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise.

The warrants included in this offering may not have any value.

          Each warrant has an exercise price of $1.50 per share of common stock, subject to adjustment, will be exercisable at any time and from time to time after the date of issuance, and will expire three years from the date of issuance. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

 Special Note Regarding Forward-Looking Information

                   This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements reflect the current view about future events. When used in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements.  Such statements, include, but are not limited to, statements contained in this prospectus supplement and the accompanying prospectus relating to our business, business strategy, products and services we may offer in the future, sales and marketing strategy and capital outlook.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  They are neither statement of historical fact nor guarantees of assurance of future performance.  We caution you therefore against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to, a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions, and other factors (including the risks contained in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to and do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

          We estimate that the net proceeds to us from the sale of the units offered by this prospectus supplement will be approximately $1,980,000, after deducting estimated offering expenses payable by us. We will receive additional proceeds from any cash exercise of the warrants offered by this prospectus supplement.  We cannot provide any assurance as to the amount or timing of receipt of any such additional proceeds, and it is possible that these warrants may expire and never be exercised.

          We intend to use our net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, increasing our working capital, and the financing of ongoing operating expenses and overhead. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

Dilution

Our net tangible book value as of July 4, 2015 was approximately $3,598,000, or $0.03 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of July 4, 2015. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of 200,000 units in this offering at the public offering price of $10.00 per unit and after deducting the estimated offering expenses payable by us and attributing no value to the warrants, our as adjusted net tangible book value as of July 4, 2015 would have been approximately $5,578,000, or $0.05 per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing shareholders and immediate dilution in net tangible book value of $1.20 per share to new investors purchasing units in this offering. The following table illustrates this dilution on a per common share basis:

Offering price per unit		$10.00
Net tangible book value per common share as of July 4, 2015	$0.03
Increase per share attributable to new investors	$0.02
As adjusted net tangible book value per share after this offering		$0.05
Dilution per common share to new investors		$1.20

The number of shares of common stock to be outstanding after this offering is based on 107,434,803 shares outstanding as of July 4, 2015 does not include the 800,000 shares of common stock issuable upon the exercise of the warrants offered hereby, and also excludes, as of that date:

•	an aggregate of 14,120,114 shares of common stock issuable upon the exercise of outstanding options, with a weighted average exercise price of $1.14 per share;

•	up to 4,534,238 additional shares of common stock that have been reserved for issuance in connection with future grants under our equity incentive plans; and

•	an aggregate of 469,020 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $1.07 per share.

To the extent that outstanding options or warrants are exercised, investors purchasing units in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Description of Securities

In this offering, we are offering for sale units having an aggregate offering price of $2,000,000, with each unit consisting of eight shares of our common stock and one warrant to purchase four shares of our common stock. The purchase price for each unit to be sold in this offering is $10.00. The units will not be certificated. The shares of common stock and the warrants included in the units will be issued separately but can only be purchased together in the units in this offering.  We are also registering the shares of common stock issuable upon exercise of the warrants.

These securities will be issued pursuant to a securities purchase agreement between each of the investors and us. You should review the securities purchase agreement, which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the securities purchase agreement.

The material terms and provisions of our common stock are described under the caption "Description of Common Stock" starting on page 18 of the accompanying prospectus. As of November 3, 2015, there are 107,514,247 shares of common stock issued and outstanding.

The following brief summary of the material terms and provisions of the warrants is subject to, and qualified in its entirety by, the form of warrant.

Exercisability.    The warrants to be issued as part of the units sold in the offering will be exercisable at any time and from time to time after the date of issuance and will expire three years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise.  The warrants may not be exercised on a “cashless” basis.

Exercise Price.    Each warrant represents the right to purchase four shares of common stock at an exercise price of $1.50 per share.  The exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise.

Fundamental Transactions.    In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, recapitalization, reclassification or share exchange in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the warrants, the holders of warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the warrants. Upon the consummation of such a transaction, the successor entity shall succeed to, and be substituted for and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the warrant.

Transferability.    Subject to applicable laws, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment form. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Exchange Listing.    There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or recognized trading system.

Rights as Stockholder.    Except as set forth in the warrant, the holder of a warrant, solely in such holder’s capacity as a holder of a warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Amendments and Waivers.    The provisions of each warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Plan of Distribution

We are offering the units directly to certain existing shareholders. The offering is not being made through an underwriter or placement agent. We have entered into subscription agreements with these investors for the full amount of the offering. The form of subscription agreement is included as exhibits to our Current Report on Form 8-K that we have filed with the Securities and Exchange Commission in connection with this offering. See “Where You Can Find More Information”.

Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the subscription agreements. A purchaser’s obligation to purchase units is subject to conditions set forth in the subscription agreements as well.

We expect that the sale of 200,000 units will be completed on or about November 9, 2015. We estimate the total expenses of this offering which will be payable by us will be approximately $20,000.

The transfer agent for our common stock is Island Stock Transfer.

Our common stock is traded on the OTCQX under the symbol “CDXC.”

Legal Matters

          Sichenzia Ross Friedman Ference LLP, New York, New York, will pass on the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.

Experts

The financial statements as of January 3, 2015 and December 28, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

          This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of certain information filed by us with the SEC are also available on our website at www.invivotherapeutics.com. The information available on or through our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

Incorporation of Certain Information by Reference

      We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended January 3, 2015 filed on March 19, 2015;
•	Our Proxy Statement on Schedule 14A filed on April 16, 2015;
•
Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 12, 2015, February 11, 2015, March 3, 2015, March 20, 2015, April 20, 2015, May 21, 2015; June 4, 2015, June 5, 2015, June 19, 2015, July 13, 2015, September 3, 2015, and the two Current Reports filed on October 2, 2015; and

•	The description of our common stock contained in our Form 8-A filed on June 25, 2008.

                    The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Exhibits to our SEC filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

                     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Chromadex Corporation
10005 Muirlands Boulevard
Suite G
Irvine, CA 92618
Attn.: Corporate Secretary

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2015

PROSPECTUS

$40,000,000

CHROMADEX CORPORATION

Common Stock
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, warrants, or units having an aggregate initial offering price not exceeding $40,000,000. The warrants and units may be convertible or exercisable or exchangeable for common stock or other securities of ours.

Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on the OTCQX under the symbol “CDXC”.  On May 6, 2015 the last reported sale price of our common stock was $1.19.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks.  Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”.  You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2015.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $40,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR BUSINESS

The business of ChromaDex Corporation is conducted by its principal subsidiaries, ChromaDex, Inc. (‘ChromaDex, Inc.”), Chromadex Analytics, Inc. (“Chromadex Analytics”) and Spherix Consulting, Inc. (“Spherix”).  ChromaDex Corporation and its subsidiaries (collectively referred to herein as “ChromaDex” or the “Company” or, in the first person as “we” “us” and “our”) is a natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as “phytochemicals”), chemistry and analytical testing services, and product regulatory and safety consulting.  The Company provides science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic and pharmaceutical industries.  The ChromaDex ingredient technologies unit includes products backed with scientific research and intellectual property.  Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G®, a natural black rice containing cyanidin-3-glucoside; PURENERGY®, a caffeine-pTeroPure co-crystal; and NIAGEN®, its recently launched branded nicotinamide riboside, a next-generation B vitamin.

Through Chromadex Analytics, we perform chemistry-based analytical services located at our laboratory in Boulder, Colorado, providing quality control or quality assurance activities within the dietary supplement industry.  Through Spherix, we provide scientific and regulatory consulting to the clients in the food, supplement and pharmaceutical industries to manage potential health and regulatory risks.  For the fiscal years ended January 3, 2015 and December 28, 2013, our revenues were approximately $15,313,000 and $10,161,000, respectively.

We are a leading provider of research and quality-control products and services to the natural products industry. Customers worldwide in the dietary supplement, food and beverage, cosmetic and pharmaceutical industries use our products, which are small quantities of highly-characterized, research-grade, plant-based materials, to ensure the quality of their raw materials and finished products.  Customers also use our analytical chemistry services to support their quality assurance activities, primarily to ensure the identity, potency and safety of their consumer products. We have conducted this core business since 1999.

We believe there is a growing need at both the manufacturing and government regulatory levels for reference standards, analytical methods and other quality assurance methods to ensure that products that contain plants, plant extracts and naturally occurring compounds distributed to consumers are safe. We further believe that this need is driven by the perception at the consumer level regarding a lack of adequate quality controls related to certain functional food or dietary supplement based products, as well as increased effort on the part of the Food and Drug Administration (“FDA”) to assure Good Manufacturing Practices (“GMP”).

Our core standards and contract service businesses provide us with the opportunity to become aware of the results from research and screening activities performed on thousands of potential natural product candidates through our relationships with various universities and research institutions. By selecting the most promising ingredients leveraged from this market-based screening model, which is grounded by primary research performed through leading universities and institutions, followed by selective investments in further research and development, new natural products-related intellectual property can be identified and brought to various markets with a much lower investment cost and an increased chance of success. The first of these proprietary compounds, pterostilbene, is marketed and sold under our brand name, pTeroPure®. Pterostilbene is a polyphenol and a powerful antioxidant that we believe shows promise in a range of health related issues. We have in-licensed patents and patents pending related to the use of pterostilbene for a number of these benefits, and have filed additional patents related to supplementary benefits, such as a patent jointly filed with University of California at Irvine related to its effects on non-melanoma skin cancer. We have successfully conducted a clinical trial, together with the University of Mississippi, related to its blood pressure lowering effects and expect to conduct additional clinical trials on this compound and anticipate entering the dietary supplement market and, if clinical results are favorable, the pharmaceutical market. We believe that we have opportunities in the skin care market and will continue to investigate developing these opportunities internally or through third party partners.

Another one of our proprietary compounds is nicotinamide riboside (“NR”), for which our brand name is NIAGEN®.  NR is found naturally in trace amounts in milk and other foods and is the “no-flush” version of the B vitamin known as niacin.  The potential beneficial effects of NR in humans include increased anti-aging properties, fatty acid oxidation, mitochondrial activity, resistance to negative consequences of high-fat diets, protection against oxidative stress, prevention of peripheral neuropathy and blocking muscle degeneration.  Published research has shown that NR is a potent precursor to NAD+ in the mitochondria of animals.  NAD+ is an important cellular co-factor for improvement of mitochondrial performance and energy metabolism.  The Company has built a significant patent portfolio pertaining to NR by separately acquiring patent rights from Cornell University, Dartmouth College and Washington University.  We have successfully completed the first human clinical trial using NR and the results demonstrated that a single dose of NR resulted in statistically significant increases in the co-enzyme nicotinamide adenine dinucleotide (NAD+) in health human volunteers.  In addition, NR was also found to be safe based on there being no adverse events observed throughout the clinical trial.  We are currently analyzing the molecular data obtained from the clinical trial relating to NAD+ metabolome.  We anticipate conducting additional clinical trials on NR and other compounds in our pipeline to provide differentiation as we market these ingredients and support various health-related claims or obtain additional regulatory clearances.

Through Spherix, we provide our clients in the food, supplement and pharmaceutical industries with scientific solutions to manage their potential health and regulatory risks.  Our science-based solutions are for both new and existing products that may be subject to product liability and/or exposed to changing scientific standards or public perceptions, literature evaluations and design and assessment of pre-clinical and clinical safety testing.  We specialize in regulatory submissions for food and dietary supplement ingredients.  For our clients involved in drug development within the pharmaceutical industry, we provide similar services as well as risk-based strategies, including intellectual property data and compliance gap identification, due diligence assessments and investigational new drug writing.  Spherix has complemented and expanded our leadership in reference standards and business services by providing a more comprehensive suite of science-based and regulatory services.  Through Spherix, we have more efficiently advanced products in the dietary supplement, food and beverage, animal health, cosmetic and pharmaceutical markets.

Corporate Information

ChromaDex, Inc. was originally formed as a California corporation on February 19, 2000.  On April 23, 2003, ChromaDex Inc. acquired the research and development group of a competing natural product company called Napro Biotherapeutics located in Boulder, Colorado. The assets acquired in this transaction were placed in a newly-formed, wholly-owned subsidiary of ChromaDex named Chromadex Analytics, Inc., a Nevada corporation.  On December 3, 2012, ChromaDex Inc. acquired a scientific and regulatory consulting company called Spherix Consulting Inc. located in the greater Washington D.C. area and Spherix Consulting Inc. became a wholly-owned subsidiary of ChromaDex, Inc.  Our corporate headquarters are located at 10005 Muirlands Blvd, Suite G, Irvine, CA 92618 and our telephone number is (949) 419-0288.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

Risks Related to our Company and our Business

Our cash flows and capital resources may be insufficient to make required payments on our indebtedness and future indebtedness.

As of January 3, 2015, we had $2.5 million of indebtedness under a loan agreement with Hercules Technology II, LP, as lender and Hercules Technology Growth Capital, Inc., as agent (the “Loan Agreement”).  Such indebtedness could have important consequences to investors, including, but not limited to:

•	making it difficult for us to satisfy our other debt obligations;

•	making us more vulnerable to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;

•	exposing us to interest rate fluctuations because the interest rate on the debt under the Loan Agreement is variable;

•	requiring us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	placing us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and demand factors affecting our industry;

•	pricing pressures;

•	increased operating costs;

•	competitive conditions; and

•	other operating difficulties.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Our obligations pursuant to the Loan Agreement are secured by a security interest in all of our assets, exclusive of intellectual property. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

We may incur additional indebtedness in the future, including pursuant to the Loan Agreement. Our incurrence of additional indebtedness would intensify the risks described above.

The Loan Agreement contains various covenants limiting the discretion of our management in operating our business.

The Loan Agreement contains, subject to certain carve-outs, various restrictive covenants that limit our management's discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	incur additional debt;

•	grant liens on assets;

•	make investments, including capital expenditures;

•	sell or acquire assets outside the ordinary course of business; and

•	make fundamental business changes.

If we fail to comply with the restrictions in the Loan Agreement, a default may allow the creditors under the relevant instruments to accelerate the related debt and to exercise their remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the creditors may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The Loan Agreement governing our indebtedness also contains various covenants that may limit our ability to pay dividends.  Such restrictive covenants and the failure to so comply could have a material adverse effect to the Company’s business and operations.

We have a history of operating losses and we may need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a net loss of approximately $5,388,000 for the year ended January 3, 2015 and a net loss of approximately $4,420,000 for the year ended December 28, 2013. As of January 3, 2015, our accumulated deficit was approximately $39,524,000. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

While we anticipate that our current cash, cash equivalents and cash generated from operations and $2.5 million we can additionally draw down at our option pursuant to the Loan Agreement, will be sufficient to meet our projected operating plans through at least March 2016, we may require additional funds, either through additional equity or debt financings or collaborative agreements or from other sources.

Our capital requirements will depend on many factors, including:

•	the revenues generated by sales of our products;

•	the costs associated with expanding our sales and marketing efforts, including efforts to hire independent agents and sales representatives and obtain required regulatory approvals and clearances;

•	the expenses we incur in developing and commercializing our products, including the cost of obtaining and maintaining regulatory approvals; and

•	unanticipated general and administrative expenses.

As a result of these factors, we may seek to raise additional capital prior to March 2016 both to meet our projected operating plans after March 2016 and to fund our longer-term strategic objectives. Additional capital may come from public and private equity or debt offerings, borrowings under lines of credit or other sources.  These additional funds may not be available on favorable terms, or at all. There can be no assurance we will be successful in raising these additional funds. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition.

We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event that we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our product launch, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources.  Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

The success of our ingredient business is linked to the size and growth rate of the vitamin, mineral and dietary supplement market and an adverse change in the size or growth rate of that market could have a material adverse effect on us.

An adverse change in size or growth rate of the vitamin, mineral and dietary supplement market could have a material adverse effect on our business. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative.

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. We cannot assure you that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the nutritional supplement market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, such earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and consequently on our business, results of operations, financial condition and cash flows.

Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the demand for our products, the availability and pricing of our ingredients, and our business, results of operations, financial condition and cash flows. Further, adverse public reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect.  Any such adverse public reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed and the content of such public reports and other media attention may be beyond our control.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As an ingredient supplier, marketer and manufacturer of products designed for human and animal consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as foods, dietary supplements, or natural health products, and, in most cases, are not necessarily subject to pre-market regulatory approval in the United States. Some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of the products we sell are produced by third-party manufacturers. As a marketer of products manufactured by third parties, we also may be liable for various product liability claims for products we do not manufacture. We may, in the future, be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have a materially adverse effect on our business, results of operations, financial condition and cash flows.

We acquire a significant amount of key ingredients for our products from foreign suppliers, and may be negatively affected by the risks associated with international trade and importation issues.

We acquire a significant amount of key ingredients for a number of our products from suppliers outside of the United States, particularly India and China.  Accordingly, the acquisition of these ingredients is subject to the risks generally associated with importing raw materials, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, nonconformity to specifications or laws and regulations, tariffs, trade disputes and foreign currency fluctuations.  While we have a supplier certification program and audit and inspect our suppliers’ facilities as necessary both in the United States and internationally, we cannot assure you that raw materials received from suppliers outside of the United States will conform to all specifications, laws and regulations.  There have in the past been quality and safety issues in our industry with certain items imported from overseas.  We may incur additional expenses and experience shipment delays due to preventative measures adopted by the Indian and U.S. governments, our suppliers and our company.

The insurance industry has become more selective in offering some types of coverage and we may not be able to obtain insurance coverage in the future.

The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors’ and officers’ liability insurance. Our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure you that we will be able to obtain comparable insurance coverage on favorable terms, or at all, in the future.  Certain of our customers as well as prospective customers require that we maintain minimum levels of coverage for our products. Lack of coverage or coverage below these minimum required levels could cause these customers to materially change business terms or to cease doing business with us entirely.

We depend on key personnel, the loss of any of which could negatively affect our business.

We depend greatly on Frank L. Jaksch Jr., Thomas C. Varvaro and Troy A. Rhonemus who are our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively. We also depend greatly on other key employees, including key scientific and marketing personnel. In general, only highly qualified and trained scientists have the necessary skills to develop our products and provide our services. Only marketing personnel with specific experience and knowledge in health care are able to effectively market our products.  In addition, some of our manufacturing, quality control, safety and compliance, information technology, sales and e-commerce related positions are highly technical as well. We face intense competition for these professionals from our competitors, customers, marketing partners and other companies throughout the industries in which we compete. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find and attract additional qualified employees or retain any such personnel. Our inability to hire qualified personnel, the loss of services of our key personnel, or the loss of services of executive officers or key employees that may be hired in the future may have a material and adverse effect on our business.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to the following factors, among others, that may negatively affect our operating results:

•	the announcement or introduction of new products by our competitors;

•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

•	our ability to attract and retain key personnel in a timely and cost effective manner;

•	technical difficulties;

•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•	regulation by federal, state or local governments; and

•	general economic conditions as well as economic conditions specific to the healthcare industry.

As a result of our limited operating history and the nature of the markets in which we compete, it is extremely difficult for us to make accurate forecasts. We have based our current and future expense levels largely on our investment plans and estimates of future events although certain of our expense levels are, to a large extent, fixed. Assuming our products reach the market, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are and will remain difficult to forecast.

We face significant competition, including changes in pricing.

The markets for our products and services are both competitive and price sensitive. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development. Competitors could develop new technologies that compete with our products and services or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

We believe that customers in our markets display a significant amount of loyalty to their supplier of a particular product. To the extent we are not the first to develop, offer and/or supply new products, customers may buy from our competitors or make materials themselves, causing our competitive position to suffer.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

We may never develop any additional products to commercialize.

We have invested a substantial amount of our time and resources in developing various new products. Commercialization of these products will require additional development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before they can provide us with any revenue. Despite our efforts, these products may not become commercially successful products for a number of reasons, including but not limited to:

•	we may not be able to obtain regulatory approvals for our products, or the approved indication may be narrower than we seek;

•	our products may not prove to be safe and effective in clinical trials;

•	we may experience delays in our development program;

•	any products that are approved may not be accepted in the marketplace;

•
we may not have adequate financial or other resources to complete the development or to commence the commercialization of our products or will not have adequate financial or other resources to achieve significant commercialization of our products;

•	we may not be able to manufacture any of our products in commercial quantities or at an acceptable cost;

•	rapid technological change may make our products obsolete;

•	we may be unable to effectively protect our intellectual property rights or we may become subject to claims that our activities have infringed the intellectual property rights of others; and

•	we may be unable to obtain or defend patent rights for our products.

We may not be able to partner with others for technological capabilities and new products and services.

Our ability to remain competitive may depend, in part, on our ability to continue to seek partners that can offer technological improvements and improve existing products and services that are offered to our customers. We are committed to attempting to keep pace with technological change, to stay abreast of technology changes and to look for partners that will develop new products and services for our customer base. We cannot assure prospective investors that we will be successful in finding partners or be able to continue to incorporate new developments in technology, to improve existing products and services, or to develop successful new products and services, nor can we be certain that newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace or that the costs involved in these efforts will not be substantial.

If we fail to maintain adequate quality standards for our products and services, our business may be adversely affected and our reputation harmed.

Dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic customers are often subject to rigorous quality standards to obtain and maintain regulatory approval of their products and the manufacturing processes that generate them. A failure to maintain, or, in some instances, upgrade our quality standards to meet our customers’ needs, could cause damage to our reputation and potentially substantial sales losses.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, our pending United States and foreign patent applications may not issue as patents in a form that will be advantageous to us or may issue and be subsequently successfully challenged by others and invalidated. In addition, our pending patent applications include claims to material aspects of our products and procedures that are not currently protected by issued patents. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products that provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide us with meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

Our patents and licenses may be subject to challenge on validity grounds, and our patent applications may be rejected.

We rely on our patents, patent applications, licenses and other intellectual property rights to give us a competitive advantage. Whether a patent is valid, or whether a patent application should be granted, is a complex matter of science and law, and therefore we cannot be certain that, if challenged, our patents, patent applications and/or other intellectual property rights would be upheld. If one or more of those patents, patent applications, licenses and other intellectual property rights are invalidated, rejected or found unenforceable, that could reduce or eliminate any competitive advantage we might otherwise have had.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

The prosecution and enforcement of patents licensed to us by third parties are not within our control.  Without these technologies, our product may not be successful and our business would be harmed if the patents were infringed on or misappropriated without action by such third parties.

We have obtained licenses from third parties for patents and patent application rights related to the products we are developing, allowing us to use intellectual property rights owned by or licensed to these third parties. We do not control the maintenance, prosecution, enforcement or strategy for many of these patents or patent application rights and as such are dependent in part on the owners of the intellectual property rights to maintain their viability. Without access to these technologies or suitable design-around or alternative technology options, our ability to conduct our business could be impaired significantly.

We may be subject to damages resulting from claims that we, our employees, or our independent contractors have wrongfully used or disclosed alleged trade secrets of others.

Some of our employees were previously employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies. We may also hire additional employees who are currently employed at other such companies, including our competitors. Additionally, consultants or other independent agents with whom we may contract may be or have been in a contractual arrangement with one or more of our competitors. We may be subject to claims that these employees or independent contractors have used or disclosed such other party’s trade secrets or other proprietary information. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management. If we fail to defend such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to market existing or new products, which could severely harm our business.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

If we are unable to establish or maintain sales, marketing and distribution capabilities or enter into and maintain arrangements with third parties to sell, market and distribute our products, our business may be harmed.

To achieve commercial success for our products, we must sell rights to our product lines and/or technologies at favorable prices, develop a sales and marketing force, or enter into arrangements with others to market and sell our products. In addition to being expensive, developing and maintaining such a sales force is time-consuming, and could delay or limit the success of any product launch. We may not be able to develop this capacity on a timely basis or at all. Qualified direct sales personnel with experience in the phytochemical industry are in high demand, and there can be no assurance that we will be able to hire or retain an effective direct sales team. Similarly, qualified independent sales representatives both within and outside the United States are in high demand, and we may not be able to build an effective network for the distribution of our products through such representatives. There can be no assurance that we will be able to enter into contracts with representatives on terms acceptable to us. Furthermore, there can be no assurance that we will be able to build an alternate distribution framework should we attempt to do so.

We may also need to contract with third parties in order to market our products. To the extent that we enter into arrangements with third parties to perform marketing and distribution services, our product revenue could be lower and our costs higher than if we directly marketed our products. Furthermore, to the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we do not know whether these efforts will be successful. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.

Our sales and results of operations depend on our customers’ research and development efforts and their ability to obtain funding for these efforts.

Our customers include researchers at pharmaceutical and biotechnology companies, chemical and related companies, academic institutions, government laboratories and private foundations. Fluctuations in the research and development budgets of these researchers and their organizations could have a significant effect on the demand for our products. Our customers determine their research and development budgets based on several factors, including the need to develop new products, the availability of governmental and other funding, competition and the general availability of resources. As we continue to expand our international operations, we expect research and development spending levels in markets outside of the United States will become increasingly important to us.

Research and development budgets fluctuate due to changes in available resources, spending priorities, general economic conditions, institutional and governmental budgetary limitations and mergers of pharmaceutical and biotechnology companies. Our business could be seriously harmed by any significant decrease in life science and high technology research and development expenditures by our customers. In particular, a small portion of our sales has been to researchers whose funding is dependent on grants from government agencies such as the United States National Institute of Health, the National Science Foundation, the National Cancer Institute and similar agencies or organizations. Government funding of research and development is subject to the political process, which is often unpredictable. Other departments, such as Homeland Security or Defense, or general efforts to reduce the United States federal budget deficit could be viewed by the government as a higher priority. Any shift away from funding of life science and high technology research and development or delays surrounding the approval of governmental budget proposals may cause our customers to delay or forego purchases of our products and services, which could seriously damage our business.

Some of our customers receive funds from approved grants at a particular time of year, many times set by government budget cycles. In the past, such grants have been frozen for extended periods or have otherwise become unavailable to various institutions without advance notice. The timing of the receipt of grant funds may affect the timing of purchase decisions by our customers and, as a result, cause fluctuations in our sales and operating results.

Demand for our products and services is subject to the commercial success of our customers’ products, which may vary for reasons outside our control.

Even if we are successful in securing utilization of our products in a customer’s manufacturing process, sales of many of our products and services remain dependent on the timing and volume of the customer’s production, over which we have no control. The demand for our products depends on regulatory approvals and frequently depends on the commercial success of the customer’s supported product. Regulatory processes are complex, lengthy, expensive, and can often take years to complete.

We may bear financial risk if we under-price our contracts or overrun cost estimates.

In cases where our contracts are structured as fixed price or fee-for-service with a cap, we bear the financial risk if we initially under-price our contracts or otherwise overrun our cost estimates. Such under-pricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We rely on single or a limited number of third-party suppliers for the raw materials required for the production of our products.

Our dependence on a limited number of third-party suppliers or on a single supplier, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and commercialization of our products, or interrupt production of then existing products that are already marketed, which could have a material adverse effect on our business.

We may need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

Risks Associated with Acquisition Strategy.

As part of our business strategy, we intend to consider acquisitions of similar or complementary businesses. No assurance can be given that we will be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms. In addition, any future acquisitions will be accompanied by the risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to the business of the combined company and potential diversion of our management's time and attention, the impairment of relationships with and the possible loss of key employees and clients as a result of the changes in management, the incurrence of amortization expenses and dilution to the shareholders of the combined company if the acquisition is made for stock of the combined company. In addition, successful completion of an acquisition may depend on consents from third parties, including regulatory authorities and private parties, which consents are beyond our control.  There can be no assurance that products, technologies or businesses of acquired companies will be effectively assimilated into the business or product offerings of the combined company or will have a positive effect on the combined company's revenues or earnings. Further, the combined company may incur significant expense to complete acquisitions and to support the acquired products and businesses. Any such acquisitions may be funded with cash, debt or equity, which could have the effect of diluting or otherwise adversely affecting the holdings or the rights of our existing stockholders.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

Risks Related to Regulatory Approval of Our Products and Other Government Regulations

We are subject to regulation by various federal, state and foreign agencies that require us to comply with a wide variety of regulations, including those regarding the manufacture of products, advertising and product label claims, the distribution of our products and environmental matters. Failure to comply with these regulations could subject us to fines, penalties and additional costs.

Some of our operations are subject to regulation by various United States federal agencies and similar state and international agencies, including the Department of Commerce, the FDA, the Federal Trade Commission, the Department of Transportation and the Department of Agriculture. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, handling, sales and distribution of products. If we fail to comply with any of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

We are also subject to various federal, state, local and international laws and regulations that govern the handling, transportation, manufacture, use and sale of substances that are or could be classified as toxic or hazardous substances. Some risk of environmental damage is inherent in our operations and the products we manufacture, sell, or distribute. Any failure by us to comply with the applicable government regulations could also result in product recalls or impositions of fines and restrictions on our ability to carry on with or expand in a portion or possibly all of our operations. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

Government regulations of our customers’ business are extensive and are constantly changing. Changes in these regulations can significantly affect customer demand for our products and services.

The process by which our customers’ industries are regulated is controlled by government agencies and depending on the market segment can be very expensive, time-consuming, and uncertain. Changes in regulations or the enforcement practices of current regulations could have a negative impact on our customers and, in turn, our business. At this time, it is unknown how the FDA will interpret and to what extent it will enforce GMPs, regulations that will likely affect many of our customers.  These uncertainties may have a material impact on our results of operations, as lack of enforcement or an interpretation of the regulations that lessens the burden of compliance for the dietary supplement marketplace may cause a reduced demand for our products and services.

Changes in government regulation or in practices relating to the pharmaceutical, dietary supplement, food and cosmetic industry could decrease the need for the services we provide.

Governmental agencies throughout the world, including the United States, strictly regulate these industries. Our business involves helping pharmaceutical and biotechnology companies navigate the regulatory drug approval process. Changes in regulation, such as a relaxation in regulatory requirements or the introduction of simplified drug approval procedures, or an increase in regulatory requirements that we have difficulty satisfying or that make our services less competitive, could eliminate or substantially reduce the demand for our services. Also, if the government makes efforts to contain drug costs and pharmaceutical and biotechnology company profits from new drugs, our customers may spend less, or reduce their spending on research and development. If health insurers were to change their practices with respect to reimbursements for pharmaceutical products, our customers may spend less, or reduce their spending on research and development.

If we should in the future become required to obtain regulatory approval to market and sell our goods we will not be able to generate any revenues until such approval is received.

The pharmaceutical industry is subject to stringent regulation by a wide range of authorities.  While we believe that, given our present business, we are not currently required to obtain regulatory approval to market our goods because, among other things, we do not (i) produce or market any clinical devices or other products, or (ii) sell any medical products or services to the customer, we cannot predict whether regulatory clearance will be required in the future and, if so, whether such clearance will at such time be obtained for any products that we are developing or may attempt to develop. Should such regulatory approval in the future be required, our goods may be suspended or may not be able to be marketed and sold in the United States until we have completed the regulatory clearance process as and if implemented by the FDA. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product or service and would require the expenditure of substantial resources.

If regulatory clearance of a good that we propose to propose to market and sell is granted, this clearance may be limited to those particular states and conditions for which the good is demonstrated to be safe and effective, which would limit our ability to generate revenue. We cannot ensure that any good that we develop will meet all of the applicable regulatory requirements needed to receive marketing clearance.  Failure to obtain regulatory approval will prevent commercialization of our goods where such clearance is necessary.  There can be no assurance that we will obtain regulatory approval of our proposed goods that may require it.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	our operating results are below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof,;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is and likely will remain subject to the SEC’s “penny stock” rules, which may make our shares more difficult to sell.

Because the price of our common stock is currently and is likely to remain less than $5.00 per share, it is expected to be classified as a “penny stock.” The SEC’s rules regarding penny stocks have the effect of reducing trading activity in our shares, making it more difficult for investors to sell them. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

•	give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing before or with the confirmation.

These rules make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities and may result in a lower trading volume of our common stock and lower trading prices.

Our shares of common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock is currently traded on the Over-the-Counter Markets where they have historically been thinly traded, if at all, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.

This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we have become more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses including sales of securities offered by this prospectus.

If future operations or acquisitions are financed through the issuance of additional equity securities including through the sale of securities offered by this prospectus, stockholders could experience significant dilution. Securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock.  In addition, the issuance of shares of our common stock upon the exercise of outstanding options or warrants may result in dilution to our stockholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the stocks of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. The management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

We have a significant number of outstanding options and warrants, and future sales of these shares could adversely affect the market price of our common stock.

As of May 6, 2015, we had outstanding options exercisable for an aggregate of 14,110,621 shares of common stock at a weighted average exercise price of $1.14 per share and outstanding warrants exercisable for an aggregate of 469,020 shares of common stock at a weighted average exercise price of $1.07 per share.  The holders may sell many of these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As and when our stock price rises, if at all, more outstanding options and warrants will be in-the-money and the holders may exercise their options and warrants and sell a large number of shares. This could cause the market price of our common stock to decline.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of current or future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our bylaws, as amended from time to time (the “Bylaws”). Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of May 6, 2015, our authorized capital stock consisted of 150,000,000 shares of common stock, $0.001 par value per share. As of May 6, 2015, there are 107,421,275 shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Delaware Law

        We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

       Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

        These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Our Certificate of Incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and Bylaws, as applicable, among other things:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval; and
•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

        Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

        However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Island Stock Transfer.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

     We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

      Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the OTCQX. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements as of January 3, 2015 and December 28, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended January 3, 2015 filed on March 19, 2015;

•	Our Proxy Statement on Schedule 14A filed on April 16, 2015;

•
Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 12, 2015, February 11, 2015, March 3, 2015, March 20, 2015, and April 20, 2015; and

•	The description of our common stock contained in our Form 8-A filed on June 25, 2008.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (949) 419-0288 or by writing to us at the following address:

Chromadex Corporation
10005 Muirlands Boulevard
Suite G
Irvine, CA 92618
Attn.: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant.  All of such fees and expenses, except for the SEC registration fee and FINRA filing fee, are estimated:

SEC registration fee		$4,648
FINRA filing fee	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

The Registrant’s Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Registrant’s Bylaws, provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Registrant has also obtained liability insurance for its officers and directors.

We have an insurance policy that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

Item 16.  Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of Chromadex Corporation (incorporated by reference from, and filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 4, 2010

3.2	Bylaws of Chromadex Corporation (incorporated by reference from, and filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2008)

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference from, and filed as Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the Commission on April 3, 2009)

4.2*	Form of Warrant

4.3*	Form of Unit

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

24.1	Power of Attorney (included on signature page to the Company's Registration Statement on Form S-3 filed with the Commission on April 2, 2015)

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B;

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 8th day of May, 2015.

CHROMADEX CORPORATION

By:	/s/ FRANK L. JAKSCH JR
Frank L. Jaksch Jr
Chief Executive Officer and Director

By:	/s/ THOMAS C. VARVARO
Thomas Varvaro
Chief Financial Officer and Secretary

Signature	Title	Date

/s/FRANK L. JAKSCH JR.	Chief Executive Officer and Director	May 8, 2015
Frank L. Jaksch Jr.	(Principal Executive Officer)

/s/ THOMAS C. VARVARO	Chief Financial Officer and Secretary	May 8, 2015
Thomas C. Varvaro	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	May 8, 2015
Stephen Allen

*	Director	May 8, 2015
Stephen Block

*	Director	May 8, 2015
Reid Dabney

*	Director	May 8, 2015
Glenn Halpryn
*	Director	May 8, 2015
Hugh Dunkerley /s/ JEFF BAXTER	Director	May 8, 2015
Jeff Baxter

* Executed on May 8, 2015 by Frank Jaksch Jr. as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on April 2, 2015.